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AMENDMENT #1
TO
MASTER SERVICES AGREEMENT

This Amendment #1 to Master Services Agreement (“Amendment No. 1”) effective as of December 20, 2012 (“Amendment No. 1 Effective Date”) is between Synacor, Inc. (“Synacor”) and Verizon Corporate Services Group Inc., acting on behalf of itself and its Affiliates, including Verizon Online LLC (“Verizon” or “Client”) under which the Parties hereto mutually agree to modify and amend the Master Services Agreement, dated as of July 25, 2011 (including Supplements and, together with the Master Agreement, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment No. 1. Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

WHEREAS, Verizon as an Internet Service Provider (“ISP”) maintains several web portals through which Verizon delivers content and certain functionality; and

WHEREAS, Synacor provides web portal solutions for ISPs; and

WHEREAS, Verizon currently engages with Synacor to have Synacor provide a white labeled portal solution using Synacor for delivery of web search, advertising, general interest content and other functionality through such web portal solution; and

WHEREAS, Verizon is preparing to centralize its online video search and discovery experiences as well as launch new offerings;

WHEREAS, Verizon desires to utilize the services of Synacor to extend Verizon’s current offering of TV Everywhere services to Users; and

WHEREAS, Verizon and Synacor desire that Synacor provide to Verizon the additional services described in this Amendment No. 1, in accordance with the terms set forth herein; and

WHEREAS, the Parties desire to modify certain terms and conditions of the Agreement, including but not limited to the addition of additional services as defined herein, as further described herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

1.
Video Search and Discovery Services. The Master Agreement is modified by adding a new Schedule P, “Video Search and Discovery Services” to the Agreement, which schedule is attached hereto as Exhibit A to this Amendment No.1 and made a part hereof.

2.	TV Everywhere Services.

(a)	The Master Agreement is modified by adding a new Schedule Q, “TV Everywhere Services” to the Agreement, which schedule is attached hereto as Exhibit B to this Amendment No.1 and made a part hereof.

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(a)	[*]

1.	Section 2.1 of Agreement. Section 2.1 of the Agreement is modified by replacing the first sentence of that section with the following:
“Subject to the terms and conditions of this Master Agreement, as may be amended in a writing signed by the Parties, Synacor shall provide the following services to the Client, hereinafter referred collectively as the "Services": (a) Portal Services as set forth in Schedule B including related infrastructure and hosting; (b) Search Services as set forth in Schedule C; (c) Advertising Services as set forth in Schedule D; (d) Synacor provided Premium Offerings as set forth in Schedule E; (e) Technical Support, Operations Support, Security, Content Management and other components of the Client Branded Services as defined by Service Level Agreements in Schedule G, (f) Content Management as set forth in Schedule I, (g) Video Search and Discovery Services as set forth in Schedule P, and (h) TV Everywhere Services as set forth in Schedule Q.”

2.	[*]

3.	[*]

4.	[*]

5.
Counterparts. This Amendment No. 1 may be executed in two (2) or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. The exchange of a fully-executed Amendment No. 1 (in counterparts or otherwise) by fax or other electronic means shall be sufficient to bind the Parties to the terms and conditions of this Amendment No.1.

6.
Press Release. Each Party may issue a press release related to the relationship established under this Amendment promptly after Amendment Effective Date. Such press release must be approved by the other Party.

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1.
Entire Agreement. This Amendment represents the complete and exclusive statement of the mutual understanding of the Parties and supersedes all previous written and oral agreements and communications relating to any of the subject matter of this Amendment. Except as explicitly modified, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Effective Date.

SYNACOR, INC.	VERIZON CORPORATE SERVICES GROUP INC.

By: ___/s/ Scott Bailey_________             By: ___/s/ Maitreyi Krishanasi_____
Name: __Scott Bailey_________             Name: __Maitreyi Krishanasi_____
Title: ___Chief Financial Officer______             Title: ___Director, FIOSTV_______

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Exhibit A to Amendment No. 1 to the Master Services Agreement

This Exhibit A is attached to and constitutes a material part of Amendment No. 1 to the Master Services Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

SCHEDULE P
TO
SYNACOR MASTER SERVICES AGREEMENT

VIDEO SEARCH AND DISCOVERY SERVICES

This Schedule P is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

The following establishes the terms and conditions by which the Parties will work together to facilitate the delivery of search and discovery services to Client's Users.

1. Summary of Services.

Because of changes to the structure of the MyVerizon site(s), Client desires to have changes reflected in the overall navigation and structure of the “Video” sections including: FlexView, TV Online, TV Listings as well as Synacor provided solutions for video and series aggregation. Synacor will bring “Video Entertainment” components together in a way that is easy for consumers to search and explore such video content.

1.	Client responsibilities:

(a)
Client agrees to provide Synacor reasonable cooperation, assistance, information and access throughout the term of the Search and Discovery Services, and that failure to do so may negatively impact Synacor’s provision of the Search and Discovery Services. In such event, Synacor shall be excused from such performance to the extent Client’s unreasonable action or omission has caused a delay in or otherwise prevented Synacor’s performance hereunder.

(b)	Client, after testing and acceptance, may accept Synacor’s syndicated header/navigation/search bar to be included on Verizon hosted FlexView/On Demand, TV listings and other TV-related pages.

2.	Synacor Responsibilities.

(a)	Synacor will work with Client to agree on a methodology for passing a search query from the aggregated search bar to the Flexview search results page.

(a)
Synacor agrees to provide Client reasonable cooperation, assistance, information and access throughout the term of the Search and Discovery Services, and that failure to do so may negatively impact Client’s responsibilities.

(b)	Synacor will provide the following deliverables to Client:

i.	Custom navigation to support Verizon Start page navigation and masthead changes

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i.	Custom layout of Primetime landing page (now called "Movies & TV") that prominently features TV Everywhere partners with their content

ii.	Aggregated Search that enables search queries to be directed to the correct engine (Verizon or Synacor)

Exhibit B to Amendment No. 1 to the Master Services Agreement

This Exhibit B is attached to and constitutes a material part of Amendment No. 1 to the Master Services Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

SCHEDULE Q
TO
SYNACOR MASTER SERVICES AGREEMENT

TV EVERYWHERE SERVICES

This Schedule Q is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

The following establishes the terms and conditions by which the Parties will work together to facilitate the delivery of TV Everywhere services to Client's Users.

Overview: Client desires to provide a subset or all of its subscribers the opportunity to consume Programmer Content (as defined below) online pursuant to the subscriber’s agreement with Client and Client’s agreement with the applicable Programmers (as defined below), and to define the criteria by which such consumption will be made available to its subscribers. Synacor will provide an authentication and entitlement service whereby the criteria of eligibility for subscribers will be determined from data provided by Client to Synacor combined with data received by Synacor from Programmers. Such determination will then be communicated as appropriate to enable subscribers to consume relevant associated Programmer Content. Subject to the terms and conditions of set forth in this Schedule Q and the Agreement, Synacor shall provide its authentication and entitlement service and other related services as further described in Schedule Q (the “TV Everywhere Services”).

1.	TV EVERYWHERE SERVICES DESCRIPTION
The following is a description of the TV Everywhere Service as it will be initially provided to Client. Synacor may update the processes, procedures, tools or technologies it uses from time to time, upon written notice to Client, but the fundamental nature of the TV Everywhere Services will remain consistent unless mutually agreed by the Parties hereto.

TV Everywhere System Overview: Synacor shall provide to Client under the terms and conditions of the Agreement, the TV Everywhere Services utilizing the SES, as defined below. The SES performs the following functions:

•Expanding Client’s efforts as identity provider (IdP) to Programmer Properties and other service providers (SPs) authenticating Users, [*]

•[*]

•Answer authorization queries regarding content and services to which an authenticated user is entitled based on their current active subscription with Client.

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•Provide to Programmers designated by Client authentication and authorization information related to both [*] as needed [*]
•Integrate with Client backend systems for both [*]
•Provide additional user data to Programmers, such as parental control settings, as authorized by Client.

•Cache data from the Client systems as desired by Client to reduce load on Client backend systems.

•Provide a rules engine to support additional flexibility in the authorization communication between Client and Programmers.

•Provide via the Client Branded Portal and other delivery mechanisms a user interface to display [*] as provided by Programmer or other content providers, and enable appropriately authenticated and authorized Users to find and view Programmer Content.

•Ingest metadata to support the User experience on the Client Branded Portal, and availability of such data via APIs as needed by Client.

2.	Definitions. The following definitions shall only apply to the TV Everywhere Services as described In this Schedule Q:

(a)	“CDN” means content delivery network.

(b)
“Channel” means an online counterpart to a single television channel. For example: ESPN1 and ESPN2 are each single television channels, and all Programmer Content associated with such television channels that is to be provided online shall be considered a Channel. Any given Programmer may own the rights to Programmer Content on a number of Channels.

(c)	“TV Everywhere User” means a residential video subscriber that, based on data provided by Client to Synacor, is authorized to receive the relevant Programmer Content.

(d)	“GUID” means a globally unique identifier.

(e)	“Programmer” means a provider of Programmer Content.

(f)
“Programmer Content” means television video programming accessible online only by authenticated Users, and any logos, trademarks, service marks, meta data, or other materials owned and/or made available by a Programmer.

(g)	“SES” means the Synacor TV Everywhere System that is a modular mediation platform.

(h)	“Transition Period” shall have the meaning set forth in Section 5(c) of this Schedule Q.

(i)	“Transition Services” shall have the meaning set forth in Section 5(c) of this Schedule Q.

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3.	Client Responsibilities.

(a)	Client Cooperation:

i.
Client agrees to provide Synacor reasonable cooperation, assistance, information and access related to integrating each of the Programmers and throughout the term of the TV Everywhere Service and that failure to do so may negatively impact Synacor’s provision of the TV Everywhere Service. In such event, Synacor shall be excused from such performance to the extent Client’s unreasonable action or omission has caused a delay in or otherwise prevented Synacor’s performance hereunder.

ii.
Client will integrate with Synacor for authentication/authorization such that Synacor may explore the following information for Users: subscribed channels, account status (primary or sub), Parental Control values, etc. to enable front-end visual indicators and proper page flows based on entitlement state.

iii.
Client will secure content metadata and syndicated player rights and provide integration details to Synacor based on a separate time schedule, in order to provide ample time for integration, testing and deployment.

(b)
Client Backend Integration with the SES Platform: For the purposes of authentication and authorization, Client will supply appropriate APIs or interfaces to integrate with the SES platform. The Parties hereto will mutually agree to the appropriate authentication integration method, but regardless of such integration method[*] Only the integration between Client and the [*] will be necessary, which need not involve integration with the Synacor identity federation or use of SAML or similar technologies.

(c)	[*]

(d)
Provision of Programmer Content: Client will work with Synacor so that the Programmer makes available or, as appropriate, provides to Synacor all Programmer Content and all related players and other third party products or services provided by the Programmer (including updates thereto and maintenance thereof) necessary to display the Programmer Content as contemplated by this Schedule Q.

(e)
Rights to Programmers’ Content: Client will ensure that it has all applicable rights and licenses necessary from all Programmers with which it wishes Synacor to integrate its SES (i) to allow Synacor to perform its obligations under this Schedule Q, (ii) to allow Users to access, view, or consume such Programmer’s Content on Client’s website(s), and if agreed between Client and Programmer, then on Programmer’s Properties, (iii) to utilize or allow Synacor to utilize all embedded players and other third party products or services necessary to display the Programmer Content as contemplated by this Schedule Q, and (iv) to allow Synacor to display Programmer trademarks, service marks, or other logos for the purpose of providing the TV Everywhere Services. [*] If at any time during the term of the Amendment, such rights terminate or are modified in any way that affects the TV Everywhere Services provided hereunder; Client will provide Synacor written notice thereof within no more than [*] after Client becomes aware of such termination or modification. If the termination or modification will be effective in less than [*] from the date Client becomes aware thereof, Client will provide notice to Synacor immediately upon its awareness thereof. In the event such rights or licenses are terminated, Client will promptly modify its backend systems to disallow Client’s subscribers from accessing, viewing or consuming Programmer’s Content on Client’s website and such Programmer’s Properties using the SES. If such rights or licenses are modified, Client will make the necessary changes to comply with such modification.

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(f)
TV Everywhere Data: Client understands and agrees that the authorization that occurs through the TV Everywhere Services is based on Client’s data that identifies which Users are authorized to access certain Programmer Content online because of their subscription to the relevant television channel or otherwise. Client agrees that [*] and will provide Synacor continuous access to such data, and will [*] not, at any time, permit access to the Programmer Content to any Users who are not entitled to such access. Synacor agrees that such data is owned by Client, and Synacor shall only have the right to use such data to fulfill its obligations under this Schedule Q of the Agreement. Client [*] such that each Programmer provides Synacor the necessary Programmer Content, data and assistance to perform the integration with such Programmer.

(g)
Compliance with Programmer Requirements: Programmers may from time to time, require Synacor [*] to pass through to [*] Client certain requirements in order to allow the integration of such Programmer’s Content with the SES. To the extent a Programmer has specified any such requirements to Synacor, Synacor will provide Client [*]

(h)
Test Accounts: Client will, upon Synacor’s written request, supply at least [*] test accounts to enable Synacor to effectively test (in test and production environments) all software releases related to the TV Everywhere Services. These accounts are to be maintained by Client throughout the Term for the testing of regular software releases and monitoring of the product functionality in the live environment. As account profiles change and functionality is added, Client will provide additional test accounts or modify existing test accounts as reasonably requested by Synacor ,and agreed to by the Client. Client acknowledges that without the test accounts, Synacor is not able to properly test and monitor the proper functioning of the software underlying the TV Everywhere Services and Client's specific implementation thereof.

4.	Synacor Responsibilities; User Information; Deliverables.

(a)
Integration: [*] Synacor will provide a Movies and TV based channel on the portal and a full search and discovery experience using the metadata provided by Programmers. Synacor will work with Client and Programmers to promote Programmer Content as approved by Client. Where a Programmer has required specific display of metadata and promotion of assets on the Client Branded Portal, Synacor will work with Client in a commercially reasonable manner, to assist Client with its compliance with such requirement and determine the final disposition of the Client Branded Portal, display of metadata, and User experience. However, Client agrees that upon receipt of any such specific requirements from the Programmer, it will collaborate with Synacor prior to committing to such requirements to determine if such requirements are reasonable and achievable.

(b)
Protection of User and Programmer Information: [*] Except as described in the following sentence, no personally identifying information shall be passed. Subject to Section 8 hereof, the Programmer can offer login accounts on their website, ask the user for information, and tie the authenticated session to this Programmer-controlled user account. [*]

(c)	[*]

(d)	[*]
Client and Synacor desire to expand the scope of the TV Everywhere Services to include deliverables in addition to those specified above in this Section 4(d), but the Parties have not come to agreement on the specifications, payment and other terms associated with such deliverables. If the Parties reach agreement, they shall set forth such terms on Exhibit 2 to this Schedule Q, which Exhibit shall be deemed incorporated into and made a part of

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this Schedule Q upon execution by Synacor and Client. Any such services set forth on Exhibit 2 shall be referred to in this Schedule Q as the “Phase II Services.”

(e)	Service Level Commitment: Synacor will provide the TV Everywhere Services in accordance with the service levels set forth on Exhibit 1 to this Schedule Q.

(f)	[*]

5.	Programmer Termination.

(a)
Client’s Request to Remove Individual Programmers – Except with regard to termination of Client’s rights in Programmer Content which is addressed in Section 3(e) above, Client shall have the right to request that Synacor disable Client’s integration of the SES with a given Programmer or Channel as soon as possible upon notice from Client.

(b)
Synacor’s right to Remove Individual Programmers - Synacor shall have the right to disable any integration with any Programmer’s Content upon prior written notice to Client: (i) if Synacor reasonably believes the distribution of such Content would result in the violation of third party intellectual property rights; (ii) in the event a Programmer ceases to produce or distribute such Content; (iii) if an agreement between Synacor and a Programmer, that gave Synacor the right to integrate with any Programmer’s Content, expires or terminates (unless Client obtains an agreement directly with the Programmer which expressly allows for Synacor to perform such integration); (iv) if the Programmer Content or the integration is causing the SES Platform or the TV Everywhere Services to malfunction; (v) the Programmer Content does not display properly (unless such issue is caused by Synacor); or (vi) if Synacor’s right to integrate such Programmer Content otherwise ceases. In each case, Synacor will give Client as much prior written notice as is reasonably practical in such circumstances, and the Parties will work together to determine whether a comparable substitute is available for such Programmer Content.

(c)
Transition Services. [*] provided, however, that in the event that Synacor terminated this Agreement due to Client’s failure to pay any amounts due and owing to Synacor, then Synacor will provide the Transition Services only if Client pays any outstanding amounts, unless such amounts are in dispute, in which case, to receive the Transition Services, Client shall be required to place all outstanding amounts in escrow with an independent third party pending resolution of such dispute.

6.
Term. Unless earlier terminated in accordance with any termination rights of either Party set forth in this Schedule Q, the term of the TVE Services shall be coterminous with the term of the Agreement.

7.	Indemnities – [*]

8.
Launch dates – Synacor and Client shall work together in an effort to develop a mutually agreeable launch date for each Channel; it being understood that each target launch date is dependent on the cooperation and technical assistance of the applicable Programmer. Client agrees not to commit to a launch date for any Channel with any Programmer without Synacor’s input and agreement. Each Channel launch must be specifically approved by Client.

9.
Additional Services. Upon mutual agreement of the Parties hereto, Synacor will provide additional services relating to the delivery of Programmer Content (e.g., hosting, storage, bandwidth, encoding, transcoding, DRM, and CDN services). In such event, Client will reimburse Synacor for all costs associated therewith, and pay Synacor a reasonable management fee related thereto as mutually agreed upon by the Parties hereto.

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10.	Limitations.

(a)
Client acknowledges and agrees that Synacor will not be responsible for, nor liable in connection with (a) the quality, or substance of Programmer Content; (b) Client’s or any Programmer’s negligence, acts or omissions; (c) availability of Programmer Content not hosted by Synacor; or (d) incorrect data provided by Client or a Programmer in regard to the TV Everywhere Service.

(b)
Client acknowledges and agrees that integration of Programmer Content from certain Programmers may require such Programmer’s prior consent, and Client shall be responsible for obtaining such consent.  Synacor shall not be liable for any delays resulting from failure of a Programmer to provide such consent.

(c)
Client acknowledges and agrees that the TV Everywhere Service, and the fee associated therewith, does not include Synacor providing access to content through on the Client Branded Portal that is not television based video. Any other video, premium, or other content that Client would like Synacor to include on the portal will be governed by the rest of the Agreement or a separate amendment as necessary, and may be subject to a separate fee as mutually agreed by the Parties hereto.

11.	Channel Integration Fees. [*]

12.	Phase II Services Fees. If the Parties agree upon the Phase II Services, the fees for such services shall be set forth on Exhibit 2 to this Schedule Q.

13.	Maintenance Fees; Right of Termination. [*]

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EXHIBIT 1
TO SCHEDULE Q (TV EVERYWHERE SERVICES)

TV EVERYWHERE SERVICE LEVEL AGREEMENT AND CUSTOMER SUPPORT PROCEDURES
SERVICE LEVELS

I. General

Synacor shall provide the TV Everywhere Services at the agreed upon service levels [*] consisting of monitoring, notification, repair of service outages and maintenance, as set forth in this Service Level Agreement (“SLA”).

It is expected that the evaluation of Synacor’s performance in accordance with the service levels set forth in this SLA will be evaluated on a [*] basis beginning [*] from the date of the launch of the TV Everywhere Services.

This SLA excludes events resulting from failures of Programmer hosting and/or delivery systems, Client authentication and authorization systems, acts of God, war, acts by civil or military authorities, energy shortages, or other causes beyond Synacor’s reasonable control, whether or not similar to the foregoing.

[*]

II. Monitoring

In an effort to detect potential problems before they impact the availability and performance of the system or services, Synacor will, upon receipt of appropriate test accounts from Client, continuously monitor the status of its systems using both automated and manual tools employed in its 24 by 7 network operations center. Client understands that such monitoring is not fully possible without the appropriate test accounts.

III. Entitlement Related API Availability

[*]

IV. Client Changes and/or Actions

Client acknowledges that it or the Programmers may have the ability to take actions or make changes which can adversely affect the performance of the TV Everywhere Services. In some cases, Synacor may be able to mitigate the risk of the actions or changes as described in the table below; provided however, that this risk mitigation will require Client to provide notice to Synacor of its or any Programmer’s intent to make these changes, as well as all pertinent details, in advance of the actual change. In the event Client does not provide sufficient notice (as set forth in the table below), Synacor will not be responsible for any downtime, degradation or other SLA-related problems that were caused, in whole or in part, by the change. Synacor makes no representation or warranty that any Client or Programmer change will be successful and Synacor shall have no liability for any changes or modifications by Client or any third party. Some examples of when notice is required to be given to Synacor are delineated below. However, Client should always provide a reasonable amount of notice to Synacor before taking any actions or making any changes that may adversely affect the performance of the TV Everywhere Services, and Synacor reserves the right to require a postponement of any actions that it believes requires mitigation before deployment.

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[*]

V. Security

Synacor’s Security Team proactively evaluates security risk, develops and implements policies and incident prevention programs, educates management and staff about security policies, and handles computer security incidents.
[*]

VI. Scheduled Maintenance Windows
Synacor reserves one or more windows, for weekly application revision/infrastructure maintenance, should the need for such maintenance arise. [*]

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VII. Emergency Maintenance Notification

In the event that emergency maintenance is required and it will adversely affect Client’s Users, Synacor will make reasonable efforts to notify Client about the emergency maintenance window. Notification will be based on practicality and the degree of adverse effect on the applicable service or availability thereof. Emergency maintenance windows are counted against API Availability percentages, unless Synacor and Client mutually agree otherwise in writing (email being sufficient for this purpose).

CUSTOMER SUPPORT PROCEDURES

I. Incident Management

Tier 1 – Client will provide first level support to end users, consisting of (i) handling questions from end users regarding customer/technical support, order processing, and use of the Service; and (ii) accepting and responding to problem calls from end users relating to the Service as set out in agreement; (iii) supporting End User devices and underlying Client systems and architecture; (iv) providing notification to Synacor of changes, maintenance, outages of underling systems that may affect Service.

Tier 2/Tier 3 – Synacor will provide second level support to Client, consisting of (i) accepting and responding to problem escalations reported by end users or representatives of Client with regard to problems that cannot be resolved by Client, (ii) resolving reported problems as set forth in the agreement, (iii) providing notification to Client of changes, maintenance, outages of underlying systems that may affect Service.

Synacor will provide Client and end users of Client (in the case of end-users, Tier 2 and Tier 3 level support) the following:

(i)	Technical Support offered in English.

(ii)	Email address for submitting 2nd level support incidents to Synacor.

(iii)	Phone support 24 hours, 7 days a week.

II. Priority

Client will estimate the priority at the time the incident is reported. The priority can change at any time during the process.
Incidents will be categorized by product category, with the following priorities definitions:
Priority 1 (P1) means that the system or service is substantially non-operational that causes severe commercial impact and there are no known workarounds and/or system availability requirements
Priority 2 (P2) means that a problem with the system or service that causes significant commercial impact which cannot be resolved (temporarily) by workarounds.
Priority 3 (P3) means a non-critical problem or incident with the system or service where Client are able to continue utilize the system or service and a workaround is not immediately available.
Priority 4 (P4) means a not a priority 1, 2, or 3 incident, non-critical, with applicable workaround available.
Support response time means the elapsed time between the receipt of incident escalation and the target time within which Synacor begins support as verified by a verbal or email confirmation to Client.

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Standard Support Response times are as follows:

Incident Priority	Initial Response	System Fix or Workaround Implemented
P1	[*]	[*]
P2	[*]	[*]
P3	[*]	[*]
P4	[*]	[*]

Synacor will be responsible for the control and management of incident calls, assignment of priority and escalation to resources within Synacor in their sole and absolute discretion.
III. Escalation Path

The escalation process consists of the reporting, troubleshooting, diagnosis, and resolution processes. All incidents are assigned to a Synacor support engineer substantially in accordance with the standard support response times set forth herein. However, Synacor may choose from time to time to handle issues outside of the escalation path indicated below if, in Synacor’s reasonable judgment, such issues either need to be escalated more quickly or can be resolved without escalation.

[*]

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EXHIBIT 2
TO SCHEDULE Q (TV EVERYWHERE SERVICES)

PHASE II SERVICES

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